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                                                                   EXHIBIT 10.22


                            INSTEEL INDUSTRIES, INC.

                        1997 DECLARATION OF AMENDMENT TO
                            INSTEEL INDUSTRIES, INC.
                  RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN
                          FOR KEY MEMBERS OF MANAGEMENT


         THIS DECLARATION OF AMENDMENT, made this _____ day of ____________ __________________, 199__, by INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Corporation"), to the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan for Key Members of Management (the "Plan").

                                R E C I T A L S:

         WHEREAS, the Corporation has established the Plan, the purposes of which include improving the association between shareholder value of the Corporation and incentive compensation paid to selected members of management of the Corporation; and

         WHEREAS, to accomplish the Plan's purposes, the Plan currently provides for the distribution of cash payments or deferral amounts, or both, from bonus awards and individual bonus accrual accounts to those Plan participants who qualify for such distributions; and

         WHEREAS, the Corporation has determined that the purposes of the Plan would be better served if the Plan provided for distributions in the form of cash or shares of the common stock (the "Common Stock") of the Corporation, or both, as determined in accordance with Plan terms by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Corporation; and

         WHEREAS, the Corporation has reserved 100,000 shares of Common Stock for distribution pursuant to the Plan; and

         WHEREAS, the Committee has authority to administer and amend the Plan;

         NOW, THEREFORE, IT IS DECLARED, that, effective as of ______________ ___, 19__, the Plan shall be amended as follows:


         1. The Plan is hereby amended to add new Section 2.7.1 immediately following Section 2.7, as follows:

                  "2.7.1. Common Stock. "Common Stock" means the common stock of the Company."


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         2. Section 2.9 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  "2.9. Distribution. Distribution means the payment in cash or shares of the Common Stock and/or the deferral amount payable in cash or shares of Common Stock resulting from a Bonus Award or a Bonus Bank or from a combination thereof."

         3. The Plan is hereby amended to add a new Section 2.16.1 immediately following Section 2.17, as follows:

                  "2.16.1 Fair Market Value. The "Fair Market Value" per share of the Common Stock shall be determined in good faith by the Committee in accordance with the following provisions: (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange or included in the Nasdaq National Market, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange or as reported in the Nasdaq National Market (as applicable) on the date immediately preceding the date as of which the valuation is being made, or if there is no transaction on such date, then on the trading date nearest preceding such date for which closing price information is available and, provided further, if the shares are quoted on the Nasdaq national market, the Fair Market Value shall be the mean between the high bid and low asked quotations in the Nasdaq stock market on the date immediately preceding the date as of which the valuation is being made; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Internal Revenue Code of 1986, as amended, and accompanying regulations."

         4. The Plan is hereby amended to add a Section 5.4 immediately following Section 5.3:

                  "5.4  Form of Distributions.

                           (i) The Committee shall have sole discretion to
                  determine whether distributions which are otherwise due and payable shall be paid in cash or shares of Common Stock and to determine whether such distributions shall be paid on a current basis or on a deferred or installment basis (subject to the provisions of Section 4.7 herein). The Committee shall also have sole discretion to determine whether, and to what extent, interest shall accrue on distributions that are paid on a deferred or installment basis.

                           (ii) Distributions that are made in the form of
                  Common Stock shall be valued so that the Fair Market Value of such shares of Common Stock equals that portion of the dollar value of the participant's Bonus Award or


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                  Bonus Bank which the Committee has determined shall be paid in
                  Common Stock. Valuation of the Common Stock shall be made on the first trading day in December of each year. Certificates for shares of Common Stock which are due and distributable to a participant shall be issued to the participant (or his beneficiary) as soon as practicable following the date such distributions are due.

                           (iii) The distribution of shares of Common Stock
                  shall be subject to all applicable laws, rules and regulations, and to such approval by any governmental or other agencies, as may be required. No shares of Common Stock shall be issued or distributed under the Plan unless and until all legal requirements applicable to such issuance or distribution have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, distribution or transfer, the person acquiring shares of Common Stock shall, if requested by the Company, give assurances satisfactory to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

                           (iv) To the extent required pursuant to Rule 16b-3
                  adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or rule, distributions in the form of Common Stock to persons subject to Section 16 of the Exchange Act may not be disposed of for a period of six months from the date of distribution of such shares of Common Stock."

         5. The following sentence shall be added to Section 7.1 after the last sentence of such section, with the remainder of Section 7.1 being unchanged:

         "Notwithstanding the foregoing, the Company may elect to segregate assets in a trust or otherwise for the purpose of making payments under the Plan, but such assets shall remain subject to the claims of creditors of the Company and participants shall have no interest in or claim against such assets as beneficiaries or otherwise."


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         IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Insteel Industries, Inc. as of the day and year first above written.


                                     INSTEEL INDUSTRIES, INC.


                                     By:
                                        ----------------------------------------
                                        [PRESIDENT AND CHIEF EXECUTIVE OFFICER]


ATTEST:



Secretary

[Corporate Seal]

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